As filed with the Securities and Exchange Commission on February 4, 2015

Registration No. 333-16737

Registration No. 333-16731

Registration No. 333-54624

Registration No. 333-57538

Registration No. 333-138843

Registration No. 333-142769

Registration No. 333-148976

Registration No. 333-192188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 16737

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 16731

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 54624

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 57538

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 138843

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 142769

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 148976

Post-Effective Amendment No. 1 on Form S-8 Registration Statement No. 192188

MGOC, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-0850433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 East Franklin Street Richmond, Virginia	23129
(Address of Principal Executive Offices)	(Zip Code)

Thrift Plan Plus For Employees of Media General, Inc.

1996 Non-Qualified Stock Option Plan

Media General, Inc. Supplemental 401(k) Plan

Media General, Inc. 1995 Long-Term Incentive Plan

MG Advantage 401(k) Plan

Media General, Inc. Directors’ Deferred Compensation Plan

(Full title of the plan)

Andrew C. Carington, Esquire

General Counsel and Secretary

MGOC, Inc.

333 East Franklin Street

Richmond, Virginia 23219

(Name and address of agent for service)

Media General, Inc.

(Former name or former address, if changed since last report)

(804) 649-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

MGOC, Inc., a Virginia corporation, formerly known as Media General, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed by the Registrant, to deregister (i) all shares of Class A Common Stock, $5.00 par value per share (“Class A Shares”) that remain unsold, (ii) all shares of Voting Common Stock, no par value (“Voting Common Stock”) that remain unsold and (ii) deferred compensation obligations that have not yet been issued by the Registrant under such Registration Statements.

1.	Registration No. 333-16737, filed with the Securities and Exchange Commission (the “Commission”) on November 25, 1996, registering Class A Shares issuable pursuant to the Thrift Plan Plus For Employees of Media General, Inc.;

2.	Registration No. 333-16731, filed with the Commission on November 25, 1996, registering Class A Shares issuable pursuant to 1996 Non-Qualified Stock Option Plan;

3.	Registration No. 333-54624, filed with the Commission on January 30, 2001, registering Class A Shares issuable pursuant to the Thrift Plan Plus For Employees of Media General, Inc.;

4.	Registration No. 333-57538, filed with the Commission on March 23, 2001, registering Class A Shares and deferred compensation obligations issuable pursuant to the Media General, Inc. Supplemental 401(k) Plan;

5.	Registration No. 333-138843, filed with the Commission on November 20, 2006, registering Class A Shares issuable pursuant to the Media General, Inc. 1995 Long-Term Incentive Plan;

6.	Registration No. 333-142769, filed with the Commission on May 9, 2007, registering Class A Shares issuable pursuant to the MG Advantage 401(k) Plan;

7.	Registration No. 333-148976, filed with the Commission on January 31, 2008, registering Class A Shares issuable pursuant to the Media General, Inc. 1995 Long-Term Incentive Plan; and

8.	Registration No. 333-192188, filed with the Commission on November 7, 2013, registering Voting Common Stock pursuant to the Media General, Inc. 1995 Long-Term Incentive Plan, the MG Advantage 401(k) Plan and the Media General, Inc. Directors’ Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on February 4, 2015.

MGOC, INC. (formerly known as Media General, Inc.)

By:	/s/ Andrew C. Carington
Name:	Andrew C. Carington
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent L. Sadusky Vincent L. Sadusky	Director	February 4, 2015